UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1610 East Saint Andrew Place, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	CLCT	Nasdaq Global Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       Election of Directors

On September 14, 2020, the Board of Directors (the “Board”) of Collectors Universe, Inc. (the “Company”) increased the size of the Board from five to eight members and appointed Kate W. Duchene, Vina M. Leite and Jon M. Sullivan to fill the resulting vacancies and serve as members of the Board. The appointments are effective immediately.

Initially, Ms. Duchene will serve on the Nominating and Governance Committee, Ms. Leite will serve on the Compensation Committee and Mr. Sullivan will serve on the Audit Committee.

As non-management directors, Ms. Duchene, Ms. Leite and Mr. Sullivan will receive compensation in the same manner as the Company’s other non-management directors, which compensation the Company disclosed in its definitive proxy statement for its 2019 annual meeting of stockholders filed with the Securities and Exchange Commission on October 24, 2019. Upon joining the Board, each of the new directors received a grant of Company common stock, equal in value to $45,000 with the exact number of shares based on the closing price of the Company’s common stock on September 11, 2020.

The Company expects that Ms. Duchene, Ms. Leite and Mr. Sullivan will each enter into standard director and officer indemnification agreements that the Company has with its directors and officers. A copy of the Company’s form of director and officer indemnification agreement was filed as Exhibit 10.7 to the Company’s Form S-1 filed on September 2, 1999.

There are no arrangements or understandings between Ms. Duchene, Ms. Leite or Mr. Sullivan and any other persons pursuant to which Ms. Duchene, Ms. Leite or Mr. Sullivan were selected as directors. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Ms. Duchene, Ms. Leite or Mr. Sullivan, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On September 14, 2020, the Company issued a press release announcing the appointments of Ms. Duchene, Ms. Leite and Mr. Sullivan to the Board, and the retention of Shelton Group to provide investor relations support to the Company. A copy of the press release is filed as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
No.	Description

99.1	Press release issued September 14, 2020 by Collectors Universe, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: September 14, 2020	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Senior Vice President and Chief
Financial Officer